EXHIBIT 11.1

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
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

                                                               Year Ended December 31
                                                       1996             1995              1994
                                                       ----             ----              ----

                            Primary:

Average shares outstanding                           9,504,666         9,379,472        9,311,918

Net effect of dilutive stock options
  based on the treasury stock
  method using  the greater of quarter-end
  market price or average market
  price                                                401,370           189,026           60,978
                                                       -------           -------           ------

Totals                                               9,906,036         9,568,498        9,372,896
                                                     =========         =========        =========
Net Income                                          $3,927,481        $2,201,729       $1,266,367
                                                    ==========        ==========       ==========
Per share amount                                          $.40              $.23             $.14
                                                          ====              ====             ====


Fully diluted:
Average shares outstanding                           9,504,666         9,379,472        9,311,918


Net effect of dilutive stock options
  based on the treasury stock
  method using the greater of quarter-end
  market price or average market
  price                                                401,434           269,370           60,978
                                                       -------           -------           ------

Totals                                               9,906,100         9,648,842        9,372,896
                                                     =========         =========        =========
Net Income                                          $3,927,481        $2,201,729       $1,266,367
                                                    ==========        ==========       ==========
Per share amount                                          $.40              $.23             $.14
                                                          ====              ====             ====


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